UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2013

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 15, 2013, the Company received a decision from a NASDAQ Listing Qualifications Panel granting the Company’s request for continued listing of the Company’s common stock until August 1, 2013. It is a condition to the Company’s continued listing under the Panel’s order that the Company regain compliance with all applicable requirements for continued listing on The NASDAQ Stock Market on or prior to August 1, 2013, including completion of the restatement and filing of all of its Securities and Exchange Commission filings. The Company believes that it will be current with its SEC reports earlier than the August 1st date.

As previously reported in the Company’s Current Report on Form 8-K filed March 7, 2013, the Company received a letter from the Staff of The NASDAQ Stock Market LLC notifying the Company that it had not regained compliance with NASDAQ Listing Rule 5250(c)(1), the continued listing requirement to timely file all required periodic reports with the Securities and Exchange Commission, and therefore, that its common stock would be subject to delisting unless the Company timely requested a hearing before a NASDAQ Listing Qualifications Panel. Accordingly, on April 4, 2013 the Company participated in an in-person hearing before a NASDAQ Listing Qualifications Panel to request additional time in which to bring its filings with the SEC current.

In a press release issued on April 17, 2013, the Company disclosed its receipt of the decision. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated April 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: April 17, 2013	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated April 17, 2013.